E.I. du Pont de Nemours            DuPont Chemical and
            and Company                        Operations, Inc.
          Agricultural Products              1007 Market Street
          Barley Mill Plaza #38              Suite 8045
          P.O. Box 80038                     Wilmington, DE 19898
          Wilmington, DE 19880-0038          Telephone: (302) 773-3407
          Telephone: (302) 774-1000          Telecopier: (302) 773-1536
          Telecopier: (302) 992-6184


                                        As of September 18, 1997

          Pioneer Hi-Bred International, Inc.
          700 Capital Square
          Des Moines, Iowa 50309
          Attention: General Counsel

          Gentlemen:

               Reference is hereby made to the Investment Agreement (the "Investment Agreement"), dated as of August 6, 1997, by and between E.I. du Pont de Nemours and Company (the "Investor") and Pioneer Hi-Bred International, Inc. Unless otherwise indicated, capitalized terms used herein are as defined in the Investment Agreement. Pursuant to
          Section 2.2(b) of the Investment Agreement, the Investor hereby designates DuPont Chemical and Energy Operations, Inc. ("DCEO"), a corporation organized under the laws of Delaware and a wholly-owned Subsidiary of the Investor, to receive the certificates representing the Shares issuable to the Investor pursuant to the Investment Agreement. DCEO hereby agrees to be bound by the Investment Agreement to the same extent as the Investor. Notwithstanding the foregoing, the Investor hereby agrees to remain bound by the Investment Agreement to the extent provided for in the Investment Agreement.

               If you are in agreement with the foregoing, kindly so indicate by signing a counterpart of this letter, whereafter it will become a binding agreement between us.

                                        Sincerely,

                                        E.I. DU PONT DE NEMOURS AND
                                         COMPANY

                                        By:  /s/ William F. Kirk
                                        Name:  William F. Kirk
                                        Title:  Vice President and General
                                                  Manager


                                        DUPONT CHEMICAL AND
                                         OPERATIONS, INC.

                                        By:  /s/ Charles L. Downing
                                        Name:  Charles L. Downing
                                        Title:  Vice President and Treasurer


          Agreed and accepted as of
          the date first written above:

          PIONEER HI-BRED INTERNATIONAL,
           INC.

          By:  /s/ Jerry L. Chicoine
          Name:  Jerry L. Chicoine
          Title:  Senior Vice President and
                    Chief Financial Officer